Exhibit 5.2

Hogan Lovells US LLP 875 Third Avenue New York, NY 10022 T +1 212 918 3000 F +1 212 918 3100 www.hoganlovells.com

June 1, 2010

Board of Directors

Encore Capital Group, Inc.

8875 Aero Drive, Suite 200

San Diego, California 92123

Ladies and Gentlemen:

We are acting as counsel to Encore Capital Group, Inc., a Delaware corporation (the “Company”), in connection with its registration statement on Form S-3, as amended (SEC File No. 333-167074) (the “Registration Statement”), filed with the Securities and Exchange Commission. The Registration Statement relates to the proposed public offering of (a) up to $150,000,000 in aggregate amount of one or more series of certain securities of the Company, to be offered and sold from time to time in one or more offerings by the Company on a delayed or continuous basis, as set forth in the prospectus that forms a part of the Registration Statement, and as to be set forth in one or more supplements to the prospectus (the “Primary Securities”) and (b) up to 9,172,094 shares (the “Secondary Shares”) of common stock, $0.01 par value per share, to be offered and sold from time to time in one or more offerings by the selling stockholders named in the prospectus that forms part of the Registration Statement. This opinion letter does not relate to the Primary Securities. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinion hereinafter expressed, including the Officer’s Certificate of the Company by J. Brandon Black, dated as of the date hereof, and the Certificate of the Company by Robin R. Pruitt, dated as of the date hereof. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

For purposes of this opinion letter, we have assumed that (i) at the time of offer or sale of any Secondary Shares, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended (the “Act”), and no stop order suspending its effectiveness will have been issued and remain in effect and (ii) the Company will remain a Delaware corporation.

This opinion letter is based as to matters of law solely on the applicable provisions of the Delaware General Corporation Law, as amended and as currently in effect. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations (and in particular, we express no opinion as to any effect that such other laws, statutes, ordinances, rules, or regulations may have on

June 1, 2010

the opinions expressed herein). As used herein, the term “Delaware General Corporation Law, as amended” includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

Based upon, subject to and limited by the foregoing, we are of the opinion that the Secondary Shares have been duly authorized by all necessary corporate action on the part of the Company.

This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act.

Very truly yours,

/s/ Hogan Lovells US, LLP

Hogan Lovells US, LLP

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